HARDINGE INC.
One Hardinge Drive
Elmira, New York 14902-1507

February 27, 2017

Mr. William B. Sepanik
1747 Healey Lane
Traverse City, MI 49696

Dear Bill:

The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Hardinge Inc. (the "Company") has selected you to receive Performance Share Incentives under the Hardinge Inc. Amended and Restated 2011 Incentive Stock Plan (the "Plan"). The Committee's decision to grant you Performance Share Incentives has been ratified by the Board.

The terms and conditions associated with your Performance Share Incentives are described in the balance of this letter agreement between us. This letter constitutes your grant with respect to the Performance Share Incentives described herein.

The Plan text governs the operation of the Plan as well as the terms and conditions of your Performance Shares granted under the Plan, and is incorporated herein by reference. A copy of the Plan text is enclosed. Any term not defined in this letter agreement shall have the same meaning as it is defined in the Plan.

GRANT OF PERFORMANCE SHARES

You are hereby granted, effective February 27, 2017, Performance Share Incentives consisting of 4,700 Shares, subject to the conditions set forth herein and the Plan ("Performance Shares").

INCENTIVE PERIOD AND PERFORMANCE GOALS

Subject to the terms of the Plan, the Performance Shares shall be earned by you as provided in this section of this letter agreement. If the Company attains or surpasses the Performance Goal Target in a particular Target Period, then you will earn the Target Award attributable to the corresponding Target Period. Each of the Target Awards earned by you are payable at the end of the three-year vesting period and in accordance with the terms of the Plan. For purposes of this letter agreement, the following terms shall have the meanings set forth below:

"EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

"Company EBITDA" shall refer to the EBITDA of Hardinge in a particular Target Period.

"Performance Goal" shall mean, with respect to a particular Target Period, the objective of achieving Company EBITDA that exceeds the Performance Goal Target for such Target Period.

"Performance Goal Target" shall mean, with respect to a particular Target Period, the Company EBITDA goal (as determined by the Compensation Committee) which shall be used for determining whether the Performance Goal was achieved in such Target Period.

"Target Award" shall refer to the portion of the Performance Shares to be distributed in accordance with this letter agreement and the Plan if Performance Goal is achieved for a particular Target Period, which is an amount equal to one-third of the aggregate amount of Performance Shares.

"Target Period" shall refer to, as applicable, calendar year 2017, 2018 or 2019.

As provided in the Plan, at any time prior to the end of the Incentive Period associated with an award of Performance Share Incentives, the Compensation Committee may revise the corresponding Performance Goals and computation of payment if unforeseen and/or extraordinary events occur which have a substantial effect on the performance of the Company, a Company affiliate or a Company division and which, in the judgment of the Compensation Committee, make the application of the performance goals associated with the awards of Performance Share Incentives unfair unless a revision is made.

In the event of a Change in Control prior to completion of one or more Target Periods, all of your Performance Shares:

(i) allocated to the Target Award(s) for each Target Period(s) which is not completed as of the Change of Control; and

(ii) allocated to the Target Award(s) for each completed Target Period (measured as of the date of the Change of Control) in which the corresponding Performance Goal has been achieved,

shall be immediately earned and paid to you as provided herein; provided, however, that for the avoidance of doubt, you shall not be entitled to receive any Performance Shares allocated to completed Target Period(s) (measured as of the Change of Control) in which the corresponding Performance Goal has not been achieved.

RESTRICTIONS

Your Performance Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless and until they shall have been paid in accordance with the terms set forth above.

TERMINATION OF EMPLOYMENT

Except as otherwise provided in the Plan or in this letter agreement, on termination of your employment with the Company or a subsidiary for any reason other than death, Retirement, Disability (as defined below), termination by the Company (other than a Termination for Cause), or for a reason approved by the Committee, in its sole discretion, your Performance Shares shall be deemed forfeited and canceled.

On termination of your employment with the Company or a subsidiary by reason of your death, Retirement, termination by the Company (other than a Termination for Cause), or Disability (as defined below) prior to the completion of a Target Period, Performance Shares earned for completed year(s) and a portion of your Performance Shares equal to the product of (i) one-third (1/3) of Performance Shares awarded pursuant to this letter agreement and (ii) a fraction representing the number of complete months worked during the year of termination divided by 12, shall remain outstanding, and, if the Performance Goal is achieved during that year, such Performance Shares shall be earned and paid to you or your estate as herein provided. The remaining balance of your Performance Shares shall be deemed forfeited and canceled.

For purposes of your Performance Shares and this letter agreement, the term "Disability" means total disability entitling you to benefits under the Company's long-term disability plan, as in effect from time to time.

RIGHTS AS A STOCKHOLDER

You shall have no voting rights as a stockholder as a result of receiving a grant of Performance Shares. Dividends paid by the Company in respect of Common Stock during the Incentive Period shall be deemed to be paid in respect of your Performance Shares. Such deemed Dividends will be accumulated for your benefit and paid to you (in cash or Shares, at the Committee's discretion) if and when your Performance Shares are paid to you.

ADJUSTMENTS TO PERFORMANCE SHARES

The number of Performance Shares you are awarded by this letter agreement are subject to adjustment as provided in Section 4 of the Plan.

PAYMENT OF PERFORMANCE SHARES WHEN EARNED

Upon the completion of the audit of the Company's financial statements for the third year (calendar year 2019), the Company shall distribute the Target Awards you have earned and/or, as applicable, make a cash payment to you in accordance with the terms contained herein and the Plan.. The distribution shall be made in Shares, cash or a combination of Shares and cash as the Committee, in its discretion, shall determine at such time.

ADMINISTRATION OF THE PLAN; AUTHORITY OF THE COMMITTEE

The Plan shall be administered by the Committee. The Committee has the authority, in its sole discretion, to interpret the Plan and all grants of Performance Share Incentives thereunder, to establish, amend and rescind rules and regulations relating to the Plan, and to make any determination it believes necessary or advisable for the administration of the Plan. The scope of the Committee's authority is more fully described in the Plan. All decisions of the Committee in the administration of the Plan are conclusive and binding on you.

FORFEITURE

If (1) in the opinion of the Committee, you, without the written consent of the Company, engage directly or indirectly in Competition with the Company or any Affiliate, or (2) you engage in any activity or conduct which in the sole opinion of the Committee is contrary to the best interests of the Company, your Performance Shares shall be forfeited and canceled.

MISCELLANEOUS

You have no right to assign, sell, transfer, pledge or encumber your Performance Shares, except by will, or by the laws of descent and distribution.

Nothing in this letter agreement, the Plan or your Performance Shares confers on you any right to continue in the employment of the Company or a subsidiary or restricts the right of the Company or a subsidiary to terminate your employment.

At the time you are taxable with respect to your Performance Shares, the Company may deduct and withhold from amounts payable to you under the Plan or from any payment of any kind otherwise due to you, an amount sufficient to satisfy all Federal, state and/or local income and employment tax withholding requirements. In accordance with Section 13 of the Plan and subject to the approval of the Committee, you may elect to have the withholding obligation satisfied by authorizing the Company to hold back Shares of Common Stock, if any, to be distributed to you that have a Fair Market Value, as of the date withholding is effected, sufficient to satisfy the withholding amount due, or by transferring to the Company shares of Common Stock having a Fair Market Value as of the date withholding is effected sufficient to satisfy such withholding amount; provided, however, that if you are subject to Section 16(b) of the Securities Exchange Act of 1934 you may do so only in compliance with the additional requirements deemed appropriate by the Committee.

This letter agreement shall be binding on and inure to the benefit of the Company (and its successors and assigns) and you (and your estate) and may not be amended or modified in any respect except (i) by a writing signed by you and the Company and (ii) as permitted by the Plan.

This letter agreement shall be governed, construed and enforced in accordance with the Plan and with the laws of the State of New York.

ACCEPTANCE

If the foregoing is acceptable to you, kindly acknowledge your acceptance and agreement by signing the enclosed copy of this letter and returning it to me.

Very truly yours,

HARDINGE INC.

By: ______________________
Name: Richard L. Simons
Title: President/Chief Executive Officer

AGREED TO AND ACCEPTED
this 27 day of ~~March~~ February 2017

____
William B. Sepanik